UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 12, 2026

Twist Bioscience Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including ZIP code)

(800) 719-0671
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On January 12, 2026, Twist Bioscience Corporation (the “Company”) issued a press release announcing its preliminary, unaudited revenue results for the first quarter ended December 31, 2025. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s revenue expectations included in this Current Report on Form 8-K are preliminary and unaudited and are subject to change based on the completion of ongoing internal control, review and audit procedures. As a result, these amounts may differ materially from the amounts that will be reflected in the Company’s unaudited condensed financial statements for the fiscal quarter ended December 31, 2025. Accordingly, stockholders should not place undue reliance on this preliminary estimate.

The information furnished in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press release dated January 12, 2026 titled “Twist Bioscience Announces Preliminary First Quarter Fiscal 2026 Revenue”
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026	Twist Bioscience Corporation

/s/ Judy Yan
Judy Yan
Assistant General Counsel and Assistant Secretary